Back to Form 8-K

Investor Relations: Thad Waugh Vice President, Investor Relations 813-865-1284 thad.waugh@wellcare.com	Media Relations: John Aberg Vice President, Corporate Communications 813-865-6811 john.aberg@wellcare.com

WELLCARE TOPS TWO MILLION MEMBERS
DELIVERING 57% EARNINGS GROWTH

•	Overall membership more than doubled to over 2,000,000
•	Successfully launched new health plans in Georgia, with over 275,000 new members
•	PDP membership grew to over 900,000 members
•	Second quarter revenues grew 88% to $853 million
•	Medicare Advantage membership grew nearly 41%
•	Second quarter net income grew 57%

Tampa, Florida (August 2, 2006)— WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income for the second quarter of 2006 increased 56.7% to $22.2 million, or $0.55 per diluted share, based on 40.6 million weighted average shares outstanding, compared with net income of $14.2 million, or $0.36 per diluted share, based on 38.9 million weighted average shares outstanding for the same period last year. Second quarter 2006 revenues increased 88.0% to $852.8 million compared with $453.7 million for the second quarter of 2005.

“WellCare associates are proud to serve over 2,000,000 members nationwide,” stated Todd S. Farha, President and Chief Executive Officer. “We are pleased with our transformation into a leading national government healthcare company. Our operating discipline and focus on execution continue to drive our strong growth.”

Results of Operations for the Second Quarter
Total Revenues: Total revenues in the second quarter of 2006 increased 88.0% to $852.8 million compared with $453.7 million for the same period last year. Second quarter 2006 revenue increases were principally attributable to the Company’s strong growth in Medicaid and Medicare membership, including the addition of the Company’s PDP products and its new Georgia Medicaid health plan.

 Medical Benefits Expense: Medical benefits expense for the second quarter of 2006 was $705.0 million, representing 83.7% of premium revenues, compared with $365.8 million, representing 81.3% of premium revenues, for the same period last year. The medical benefits ratio increased primarily as a result of the seasonally higher medical benefits expense ratios associated with the Company’s PDP business in its Medicare segment.

Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense for the second quarter of 2006 was $104.6 million, representing 12.3% of total revenues, compared with $59.1 million, or 13.0% of total revenues, for the same period last year.

Net Income: Net income for the second quarter of 2006 was $22.2 million, or $0.55 per diluted share, based on 40.6 million weighted average shares outstanding, compared with net income of $14.2 million, or $0.36 per diluted share, based on 38.9 million weighted average shares outstanding for the same period last year.

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

Balance Sheet and Cash Flow Highlights
As of June 30, 2006, the Company had cash and cash equivalents of $834.2 million as well as investments classified as current assets of $178.8 million, for a total of $1.0 billion in cash and short-term investments. For the six months ended June 30, 2006, the Company’s net cash provided by operations was $279.8 million on a GAAP basis, which does not include adjustments for the timing of receipt of payments from the Company’s government partners. On an adjusted basis, excluding the cash provided by the change in unearned premiums of $149.3 million, the cash used in the change in other receivables from government partners of $118.5 million and the cash used in the change in premiums receivable of $37.5 million, net cash provided by operations was $286.5 million, or 7.4x net income, for the six months ended June 30, 2006. Days in claims payable was 54 at the end of the second quarter of 2006 compared with 52 at the end of the first quarter of 2006 and 53 at the end of the second quarter of 2005.

Membership and Other Operating Statistics
Total Membership (excluding PDP)	June 30, 2006	June 30, 2005
Florida	525,000	538,000
Georgia	275,000	-
New York	107,000	80,000
Illinois	89,000	73,000
Indiana	74,000	82,000
Connecticut	38,000	34,000
Louisiana	2,000	1,000
Total Membership (excluding PDP)	1,110,000	808,000

Total Membership (including PDP)	June 30, 2006	June 30, 2005
Medicaid Membership
TANF	856,000	589,000
SCHIP	85,000	80,000
SSI	59,000	60,000
FHP	27,000	20,000
Total Medicaid Membership	1,027,000	749,000

Medicare Membership
Medicare Advantage	83,000	59,000
PDP	901,000	-
Total Medicare Membership	984,000	59,000
Total Membership (including PDP)	2,011,000	808,000

	Three Months Ended June 30,
	2006	2005
Medical Benefits Ratio	83.7%	81.3%
SG&A Expense Ratio	12.3%	13.0%

	June 30, 2006	March 31, 2006	June 30, 2005
Days in Claims Payable	54	52	53

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

2006 Growth Initiatives
Medicare Prescription Drug Plan Benefits. On January 1, 2006, the Company commenced offering its national stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions established by the Centers for Medicare & Medicaid Services. As of June 30, 2006, the Company had approximately 901,000 PDP members, net of the Company’s estimates of enrollments and disenrollments.

Georgia Expansion. The Company launched new Medicaid health plans in Georgia on June 1, 2006, in the Atlanta and Central regions. The Company anticipates that the remaining four Georgia regions will transition to managed care in the second half of 2006. The Company was the only health plan selected to provide Medicaid services on a statewide basis in Georgia.

Guidance
The Company is raising its previously issued 2006 guidance of revenues of $3.4 billion and earnings per diluted share in the range of $2.52 to $2.57, based on 40.4 million weighted average shares outstanding. The Company is providing the following updated guidance for the full year 2006:

▪	Revenues of $3.55 billion; and
▪	Earnings per diluted share of $2.85 to $2.90, based on 40.4 million weighted average shares outstanding for the full year.

For the third quarter of 2006, the Company is providing the following guidance:

▪	Revenues of $975.0 million; and
▪	Earnings per diluted share of $0.95, based on 40.6 million weighted average shares outstanding.

Other Information
The Company has been advised by TowerBrook Investors, LP (“TowerBrook”) that it intends to distribute on Wednesday, August 2, 2006, the remaining 5,158,784 shares of the Company’s common stock that it currently owns to its limited and general partners pursuant to the terms of their respective partnership agreements. The Company has been advised by TowerBrook that, subject to a few exceptions, the shares to be distributed by TowerBrook are expected to be unrestricted and available for immediate resale. TowerBrook has been an investor in the Company since July 31, 2002, and the shares to be distributed were originally issued on July 7, 2004, in conjunction with the Company’s initial public offering. Neal Moszkowski, a co-Chief Executive Officer of TowerBrook, will continue to serve as chairman of the Company’s board.

Conference Call
The live broadcast of WellCare’s second quarter conference call will begin at 8:30 a.m. Eastern time on August 3, 2006. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

Supplemental Information
The Company reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums, premiums receivable and other receivables from government partners is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare operates a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving over 2,000,000 members nationwide. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia; the Company’s lack of prior operating history in its PDP plans and potential inability to accurately predict the number of members in the Company’s PDP plans, including those who enroll through affirmative choice as well as through auto-assignment and those who disenroll; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; risks associated with the volatility of the Company’s common stock; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2005 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission in February 2006, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Revenues:
Premium	$842,658	$450,188	$1,564,878	$866,054
Investment and other income	10,153	3,488	18,317	6,503
Total revenues	852,811	453,676	1,583,195	872,557

Expenses:
Medical benefits	704,964	365,804	1,304,047	710,730
Selling, general and administrative	104,566	59,093	201,831	110,341
Depreciation and amortization	3,254	2,048	6,344	4,090
Interest	3,674	3,566	7,058	6,771
Total expenses	816,458	430,511	1,519,280	831,932

Income before income taxes	36,653	23,165	63,915	40,625
Income tax expense	14,179	9,011	24,973	15,831
Net income	$22,174	$14,154	$38,942	$24,794

Net income per share:
Basic	$0.56	$0.38	$1.00	$0.66
Diluted	$0.55	$0.36	$0.97	$0.64

Weighted average
common shares outstanding:
Basic	39,345,011	37,573,264	38,970,062	37,412,929
Diluted	40,630,454	38,856,827	40,296,484	38,874,120

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	June 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$834,159	$421,766
Investments	178,842	94,160
Premiums, net	85,058	47,567
Other receivables from government partners	118,489	-
Income taxes receivable	-	11,575
Deferred income taxes	27,355	11,353
Other current assets	49,076	19,036
Total current assets	1,292,979	605,457
Property and equipment, net	53,545	37,057
Goodwill	185,779	185,779
Other intangibles, net	20,321	21,668
Restricted investment assets	48,503	37,308
Other assets	2,209	220
Total Assets	$1,603,336	$887,489
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Medical benefits payable	$422,054	$241,375
Unearned premiums	161,921	12,606
Accounts payable	56,758	4,867
Other accrued expenses	70,628	52,976
Deferred income taxes	1,191	1,260
Taxes payable	12,128	-
Note payable to related party	25,000	25,000
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	224,730	-
Other current liabilities	410	358
Total current liabilities	976,420	340,042
Long-term debt	154,741	155,461
Deferred income taxes	18,262	16,577
Other liabilities	7,428	5,285
Commitments and contingencies	-	-
Total liabilities	1,156,851	517,365
Stockholders' Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	-	-
Common stock, $0.01 par value (100,000,000 authorized, 40,565,938 and 39,428,032 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively)	406	394
Paid-in capital	277,764	240,337
Retained earnings	168,315	129,372
Accumulated other comprehensive income	-	21
Total stockholders' equity	446,485	370,124
Total Liabilities and Stockholders' Equity	$1,603,336	$887,489

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WCG Tops Two Million Members
Delivering 57% Earnings Growth

August 2, 2006

WELLCARE HEALTH PLANS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2006	2005
Cash from operating activities:	$38,942	$24,794
Net income
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Depreciation and amortization	6,344	4,090
Unrealized gain on investments	(21)	18
Loss on disposal of fixed assets	1,259	-
Equity-based compensation expense, net of tax benefits	12,575	1,171
Incremental tax benefit received for option exercises	(2,160)	-
Deferred taxes, net	(14,386)	6,465
Changes in operating accounts:
Premiums receivable	(37,491)	(12,071)
Other receivables from government partners	(118,489)	-
Prepaid expenses and other, net	(29,753)	2,111
Medical benefits payable	180,679	21,732
Unearned premiums	149,315	(63,216)
Accounts payable and accrued expenses	69,266	3,438
Taxes payable, net	23,703	(9,302)
Net cash provided by (used in) operating activities	279,783	(20,770)
Cash from investing activities:
Proceeds from sale and maturities of investments	49,371	25,719
Purchases of investments	(134,053)	(128,294)
Purchases and dispositions of restricted investments, net	(11,195)	(4,332)
Additions to property and equipment, net	(21,523)	(11,496)
Other investing activities	(944)	(4,931)
Net cash used in investing activities	(118,344)	(123,334)
Cash from financing activities:
Proceeds from common stock issuance, net	21,550	-
Proceeds from option exercise	3,302	772
Common stock	12	-
Incremental tax benefit received for option exercises	2,160	-
Repayments on debt	(800)	(800)
Funds received for the benefit of members, net of disbursements	224,730	-
Net cash provided by (used in) financing activities	250,954	(28)
Cash and cash equivalents:
Increase (decrease) during the period	412,393	(144,132)
Balance at beginning of period	421,766	397,627
Balance at end of period	$834,159	$253,495
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes	$13,883	$18,671
Cash paid for interest	$6,810	$6,841
Non-cash property and equipment additions	$(278)	$-

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